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                                                       Exhibit  10.11

L E A S E
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  This is a Lease between LAKEWOOD RANCH PROPERTIES, L.L.C., a Florida limited liability company, hereinafter referred to as "Landlord", and SPEEDCOM WIRELESS CORPORATION, a Delaware corporation, hereinafter referred to as "Tenant", dated as of the _______day of November, 2000.

  In consideration of the rents to be paid hereunder, the mutual promises and covenants contained herein, and for other good and valuable consideration, Landlord and Tenant hereby covenant and agree as follows:

  1.  Demise of Premises.  Landlord does hereby lease to Tenant, and Tenant does
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hereby rent from Landlord, the land described in Exhibit "A" annexed hereto, hereinafter referred to as the "Land", and all improvements to be constructed thereon pursuant to the terms and provisions of this Lease Agreement, hereinafter referred to as the "Improvements", together with all of Landlord's easements and privileges appertaining to or used in connection therewith. The Land and the Improvements are hereinafter collectively referred to as the "Premises".

  Tenant shall execute this Lease and deliver same to Landlord no later than
5:00 PM on Monday, November 13, 2000.   Landlord's and Tenant's obligations
under this lease shall be contingent upon Landlord's acquisition of title to the Land pursuant to Tenant's assignment to Landlord of that certain Agreement for Purchase and Sale dated June 30, 1998 between Lakewood Ranch Corporate Park, Inc. as seller and SpeedCom Wireless International corporation as buyer. Landlord's obligations hereunder shall be further contingent upon its ability to obtain acquisition and construction financing in an amount and on terms acceptable to Landlord in its sole and absolute discretion by November 22, 2000. Neither Landlord nor Tenant shall have any liability in the event that the aforementioned contingencies fail.

  2.  Construction by Landlord.  The Landlord shall construct certain initial
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improvements (hereinafter, "Initial Improvements")  upon the Land in substantial conformity with the "Site and Development/Construction Plans" dated 2/26/99 prepared by AM Engineering, Inc. which are attached hereto as Exhibit "B", hereinafter referred to as the "Site Plans", the building plans dated 5/31/00 prepared by Norman V. Sharrit, Jr. which are attached hereto as Exhibit "C", as same have been modified by the Proposed First and Second Floor Plan dated
11/2/00 prepared by Corporate Distinctions which are attached hereto as Exhibit "D", hereinafter collectively referred to as the "Building Plans", and the specifications for interior build out set forth on the "TENANT BUILDOUT AS PROVIDED BY DEVELOPER" prepared by Gateway Building & Design Corp. which is attached hereto as Exhibit "E", hereinafter referred to as the "Building Specifications". The interior space of the Premises shall be finished in accordance with the Building Specifications and the "ROOM FINISH SCHEDULE (s)" found on sheet 6 of Exhibit "C". For this purpose the name of each space noted on the attached Exhibit "D" shall correlate to the same name indicated on the room finish schedules appearing on sheet 6 of Exhibit "C". All doors shall be provided and installed as per the "DOOR SCHEDULE" found on Exhibit "D".
Provided, however, that Landlord's responsibility concerning construction of the Initial Improvements shall include and be subject to the following provisions:

         (a) The exterior of the front of the building shall be constructed with freeze bands, pedestal bands, door bands, and stone on the columns;

         (b) The room finish schedule shall be modified as it applies to the three conference rooms and the training room to provide for wood base and cove moldings and one (1) wet bar;

         (c) An agreed allowance of $34,000.00 for data/voice wiring including cabling connectors and hardware shall be provided by Landlord. Tenant may not apply any unused portion of said allowance to any other aspect of the design, construction, or build out contemplated under this Lease. Tenant may contract for the wiring and cabling work contemplated under this sub- paragraph with the contractor of its choice and shall submit all invoices for same to Landlord's contractor or construction manager directly. In consideration for Landlord's consent to this arrangement, Landlord shall not be responsible for any delays in the completion of said work, and the failure to complete said work shall not be considered in the determination of substantial completion of the Initial Improvements hereunder.

  Subsections (a) through (c) above describe what shall be hereinafter referred to as the "Additional Work".

  Exhibits "B" through "E" which have been attached hereto and made a part hereof shall sometimes be referred to herein as the "Plan". It is expressly agreed that Landlord's construction cost responsibility hereunder shall be limited to the Plan, it being the intention of the parties hereto that any additional costs associated with changes to or deviations therefrom shall be borne solely by Tenant. Said additional costs shall include, without limitation, costs of construction and the costs of design, space planning, and engineering services.

  Additional leased space may be constructed and added to the Improvements under this Lease only upon Landlord's approval. Such additional leased space shall hereinafter be referred to as "Additional Improvements". Landlord may deny such request in its sole and absolute discretion.

  Landlord shall make all reasonable efforts to substantially complete the Initial Improvements on or before August 1, 2001. Provided, however, that Landlord does not covenant to have the Initial Improvements completed by said August 1, 2001 date or by any specific date. Landlord shall be subject to a penalty of $500.00 per day for each day that the commencement of the lease term is delayed beyond October 1, 2001; provided, however, that said penalty shall not apply to the extent that such delay is caused by acts of God, changes to the Initial Improvements required by Tenant or by any governmental or quasi-governmental agency, or to delays related in any way to the completion of the wiring and cabling work described in Paragraph 2 (c ) herein. This penalty shall be Tenant's exclusive remedy for Landlord's failure to substantially complete the Initial Improvements and obtain the certificate of occupancy therefor by said date. Landlord shall not be responsible for any delay in completion of any Additional Improvements except as may be agreed upon by Landlord in writing. The terms "substantially completed", "substantial completion", or any variation of such terms as used in this Lease, shall be defined to mean such completion as shall enable the Tenant to reasonably and conveniently use and occupy the Premises for the conduct of its ordinary business. Therefore, the Premises shall be deemed to be substantially completed even though minor details of construction, decoration, landscaping and mechanical adjustments remain to be completed by Landlord; subject, however, to the preparation at the time of substantial completion of a mutually agreed written list of such uncompleted minor details, and a written agreement between Landlord and Tenant that the acceptance of the Premises by Tenant is subject to the completion of such minor details within a period of sixty (60) days after said acceptance by Tenant, except for such items which, by their nature, may take such longer period of time as fully set forth in said written agreement.

  Tenant shall be responsible for making any changes to the Premises required to bring the Premises into compliance with any changes to any governmental regulations occurring after the commencement date of this Lease including, but not limited to, any changes to the Clean Air Act and Americans with Disabilities Act, and Tenant shall be responsible for any changes which may be required under Title I of the Americans with Disabilities Act if Tenant employs a disabled person.

  Landlord covenants with Tenant that in the event of defects in construction or workmanship relative to the improvements to be constructed pursuant hereto, Landlord shall use all reasonable efforts to procure correction of the same by the contractor or sub-contractor involved. In no event, however, so long as the Premises are usable for their intended purposes, shall Tenant be entitled to withhold or abate rental pending correction of repairs.

  3. Term. The term of this Lease shall be for a period of fifteen (15)
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years, commencing upon substantial completion of the Premises and issuance of the certificate of occupancy therefor. For this purpose, substantial completion of the Premises shall mean substantial completion of the Initial Improvements, and the failure to complete any Additional Improvements which may be approved by Landlord shall not serve to delay the commencement of the Lease Term. If Tenant shall occupy the Premises on a day other than the first day of the calendar month, the rent for such month shall be prorated on a per diem basis calculated on the basis of the number of days in the subject month, and the next rental payment shall be due on the first of the following month with all subsequent payments due on the same day of each month thereafter.

  4.  Base Rental.  Tenant agrees to pay to Landlord, as base rental hereunder,
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one hundred and eighty (180) consecutive monthly payments of $42,218.57, together with any tax imposed by the State of Florida on rentals, commencing upon substantial completion of the Premises and issuance of the certificate of
occupancy therefor.   Said monthly sum is based upon an agreed annual base
rental rate of $13.11 per square foot of rentable space and an agreed 38,644
                                                        ---
square feet of rentable space determined from the Building Plans, as modified
herein.   The parties recognize and agree that any Additional Improvements which may be approved and constructed by Landlord may increase the rentable space, and that the rental hereunder shall be adjusted according to the rental rate in effect at the time such Additional Improvements are turned over to Tenant. The rentable space which shall be used for purposes of calculating the base rental for any of any Additional Improvements hereunder shall be calculated and certified by Tenant's architect and presented to Landlord for its verification and approval prior to construction thereof. Landlord's approval of said plans for any Additional Improvements and calculation of additional rentable space shall be rendered in its sole and absolute discretion.

  If Tenant shall commence occupancy of the Premises on a day other than the first day of a calendar month, then the base rental for such month shall be prorated by dividing same by the number of days in said month and multiplying by the number of days remaining in said month and adding any tax imposed by the State of Florida on rentals. In such case, Tenant shall pay such prorated base rental and the base rental payment for the following month, together with applicable sales tax thereon, prior to taking occupancy, and such amount shall
constitute Tenant's first monthly base rental payment.   All monthly base rental
payments shall be payable in advance, and, other than as aforesaid, shall be made on the first day of each month during the term of this lease. All such payments shall be made at: C/O John A. Moran, Esq., Dunlap & Moran, P.A., 22
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Links Avenue, Suite 300, Sarasota, FL 34236  or such other address as Landlord
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shall hereafter designate in writing.    A deposit toward the first such monthly
base rental payment and the first monthly common area maintenance charge set forth in Paragraph 5 herein shall be paid by Tenant to Landlord in the amount of $53,489.74 upon the signing of this Lease together with applicable sales tax
thereon.   Landlord acknowledges receipt of the aforementioned prepayment together with applicable sales tax in the total amount of $57,234.02.

  Commencing on the Anniversary Date of the commencement of this Lease and adjusted each Anniversary Date thereafter, the base rental hereunder shall be increased by the greater of either three percent (3%) over the prior year's base rental or the percentage, if any, of increase in the Consumer Price Index as of such Anniversary Date over that which existed on the preceding Anniversary Date
of the Lease.    Such increase shall be determined by Landlord who shall notify
Tenant thereof. Tenant shall pay the increased base rental to the Landlord for the period of time elapsing between the Anniversary Date and notice of such increase upon request by Landlord. Thereafter, the increase shall be payable equally with the regular rental payments. The term "Consumer Price Index" shall mean the Consumer Price Index as now published by the U.S. Bureau of Labor Statistics under the caption: "United States City Average for Urban Wage Earners and Clerical Workers All Items" or any revision or equivalent thereof hereafter published by that Bureau, or, if there ceases to be any such publication, then any substantially equivalent Price Index generally recognized as authoritative, designated by Landlord. Base rental increases under this paragraph shall be capped at seven percent (7%) per year.

  5.  Common Area Maintenance.  The Common Area Maintenance expenses shall be
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deemed to include all reasonable and customary costs and expenses paid or incurred by Landlord in the operation , maintenance, servicing, and management of that portion of the Premises located outside the air conditioned space of the Premises, including without limiting the generality of the foregoing, utilities and water and sewer charges, grounds, maintenance, air conditioning repair and maintenance, security, pest control, building cleaning, painting, supplies, maintaining, repairing and replacing the roof, parking lot maintenance and resurfacing, liability, casualty, and property damage insurance, management fees, professional fees and administration expenses relative to the operation of the building, real property taxes, personal property taxes imposed upon the property of Tenant or Landlord located upon or associated with the Premises, property owners' association fees, garbage and trash collection, and other such miscellaneous items which may be related in any way to the operation or maintenance of the Premises. It is agreed that Tenant shall pay all such expenses in the same manner as rental hereunder, and that the amount of such expenses in the first year of this Lease are estimated in the amount of $3.50 per square foot per year for the 38,644 square feet of rentable space covered by
this Lease.   Landlord shall present to Tenant a statement within sixty (60)
days of the end of each calendar year during the term of this Lease, which statement shall indicate the total of such expenses for the prior calendar year
and any overpayment or underpayment by Tenant.   Landlord shall promptly refund
any
overpayment to Tenant, Tenant shall promptly pay any underpayment to Landlord, and the amount of the monthly common area maintenance charge shall be adjusted accordingly and shall remain fixed until the next such annual review and adjustment.

  6. Late Fee. In the event that Tenant does not pay any base rental payment,
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additional rental payment, or other payment due hereunder within five (5) days of the due date, then a late payment penalty of five percent (5%) of the amount due shall be charged and shall be immediately due and payable. Landlord is not obligated to accept any rental payment if all applicable or accrued late charges are not paid. The extension of time or times for payment of any installment or payment due hereunder or the acceptance by Landlord of any payment other than as provided for herein shall not constitute a waiver or release of the rights of Landlord to insist on having any or all of the said payments of rent, late fee(s), or other payments due hereunder made in the manner and at the time herein specified.

  7. Security Deposit. Landlord acknowledges the receipt of the
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additional sum of $106,979.47, which sum represents a security deposit. Landlord shall keep the security deposit in a separate interest bearing account. All interest earned on the security deposit shall compound and accrue as additional security deposit and shall be disbursed to Tenant annually (within 60 days of the end of each calendar year), provided Tenant is not in default under the terms of this Lease. If Tenant complies with the terms and provisions of this Lease, said security deposit and any accrued interest thereon shall be returned to Tenant upon the termination hereof. In the event that Tenant fails to comply with the terms and provisions of this Lease, Landlord may use the said security deposit and all accrued interest thereon to the extent necessary to cure any defaults of Tenant, and Tenant shall promptly upon demand restore said security deposit to the amount which had been on deposit prior to Landlord's use thereof. Tenant shall provide its Federal tax payer identification number to Landlord for use by the depository institution chosen by Landlord, and all interest shall be reported as income earned by Tenant.

  8.   Net Lease.   It is the intent of Landlord and Tenant that this Lease be a
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"Net Lease", meaning that Tenant shall be responsible for the payment of all insurance, utilities, repairs, maintenance, replacement, sales and use taxes, real property taxes, tax assessments, charges and impositions relative to the Premises and/or Tenant's use and occupancy thereof, except that Tenant shall not be responsible for the payment of any mortgages or other liens placed upon the premises by Landlord, nor for the payment of any income taxes of Landlord. In the event that a non-ad valorem tax assessment is levied against the Property and such assessment includes an installment payment option, then Tenant may elect to have such assessment paid by the installment method and included in its common area maintenance payments hereunder, provided the following conditions are met:

         (a) Tenant is not in default under the Lease;

         (b) The amount necessary to pay the initial amount of such assessment in lump sum is greater than $10,000.00;

         (c) The installment payment term is less than the remaining term under the Lease. In the event that the installment payment term is greater than the remaining term of the lease, then Tenant may further elect to pay such assessment over a term no greater than the remaining term of the lease;

         (d) In the event that Tenant requests Landlord's approval to sublet or assign its interest under this Lease, then Landlord reserves the right to require Tenant to pay the full remaining balance of any outstanding assessments as a condition to such approval.

  Tenant's responsibility hereunder shall also include the payment of all charges for the collection of refuse from the Premises. Tenant's responsibility for the payment of all such costs associated with that portion of the Premises lying outside of the air conditioned space of the building to be constructed thereon shall be incorporated into the common area maintenance charges referenced in Paragraph 5 herein. Tenant shall be responsible for establishing and maintaining accounts in its own name for such utilities and services as may be necessary for the full use and maintenance of that portion of the Premises lying within the air conditioned portion of the building to be constructed thereon. Said responsibility shall include the posting of all necessary security deposits.

  9.  Maintenance, Repair and Replacement of Premises.  The parties acknowledge
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that this is a Net Lease.  Tenant shall be wholly responsible for the cost of all repair, maintenance and replacement of all improvements now existing or hereafter constructed upon the Premises or forming a part thereof at any time during the term of this Lease and shall be responsible for making any changes to the Premises required to bring the Premises into compliance with any governmental regulations with an effective date which post dates tenant's
occupancy hereunder.   Tenant does hereby covenant to keep the Premises and all
such improvements in good repair and in clean and sanitary condition during the term of this Lease and will comply with all governmental ordinances and directions of proper public officers in connection with such repair, maintenance and replacement during the term of this Lease and will yield up the Premises at the end of the term in good condition, ordinary wear and tear only excepted.

  10.  Condition of Premises.  The Premises are leased subject to any and all
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conditions that an accurate examination of the Premises would disclose, Tenant agreeing to indemnify Landlord against any and all claims for personal injury or property damage caused by any such defects in the Premises. Tenant agrees to indemnify and hold Landlord harmless against any and all claims for personal injury or property damage arising from the use or occupancy of the Premises by Tenant.

  11.  Alterations by Tenant.  Landlord agrees that Tenant may make, at its own
       ---------------------
expense, any minor non-structural alterations, repairs, replacements or additions to the building on the Premises, provided:

         (a) Any such alterations, repairs, replacements or additions shall not lessen the value of the said building as it shall be at the commencement of this Lease; and,

         (b) Tenant shall perform such alterations, repairs, replacements or additions, in accordance with the statutes, ordinances, rules, regulations and orders of all public or quasi-public authorities having jurisdiction thereof and in accordance with the rules and regulations of the local board of Fire Insurance Underwriters; and,

         (c) The Premises shall at all times be kept free and clear of all mechanic's, materialmen's, labor or other liens or claims of liens, and Tenant agrees to indemnify and save harmless Landlord from all claims, demands and liability, including damage to person or property arising out of or in connection with any such work; and,

         (d) At all reasonable times during the progress of such construction work, Landlord or persons authorized by Landlord, shall have the right to go upon the Premises for the purpose of inspecting the construction work then in progress; and,

         (e) Tenant shall at the expiration of the term of the Lease, and at Tenant's expense, remove any partitions constructed by Tenant, upon request by Landlord.

  Tenant covenants and agrees with Landlord that Tenant shall not make any additions or alterations or structural changes in or about the Premises, without first submitting plans and specifications thereof to Landlord, and obtaining the written approval of Landlord. Upon obtaining such written approval, Tenant may make such additions or alterations at Tenant's sole cost and expense and subject to the obligations of subparagraphs (a) - (e) above, inclusive, and providing that such additions or alterations do not damage the building or endanger its support or stability. Such additions, alterations, or improvements (except trade fixtures), put in at the expense of Tenant, as aforesaid, shall be and become a part of the Premises at the termination of this Lease, and become, therefore the property of Landlord. Tenant shall have the right to remove Tenant's trade fixtures provided the walls, floors and ceilings are restored to the condition existing on the date of commencement of this Lease.

  Nothing in the lease shall be construed to authorize Tenant or any person dealing with or under Tenant, to charge the rents of the Premises, or the property of which the Premises form a part, or the interest of Landlord in the estate of the Premises, or any person under and through whom Landlord has acquired its interest in the estate of the Premises, with a mechanics' lien or encumbrance of any kind, and under no circumstances shall Tenant be construed to be the agent, employee or representative of Landlord in the making of any such alterations or improvements to the Premises, but on the contrary, the right or power to charge any lien, claim or encumbrance of any kind against Landlord's rents or the Premises or said land is denied. In the event of the filing of any such lien, Tenant will promptly pay same and take steps immediately to have same removed.

  Tenant acknowledges that the Premises may constitute a place of public accommodation or a commercial facility under Title III of the Americans with Disabilities Act ("ADA") and that the ADA is applicable to both an owner and lessee of a place of public accommodation or commercial facility. Tenant further acknowledges that, under the ADA, any structural alteration to the Premises must comply with accessibility standards set forth in the rules promulgated by the Department of Justice, 28 C.F.R. (S)36.101 et seq. In the event Tenant makes any structural alteration to the Premises which would require compliance with Title III of the ADA and the accessibility standards promulgated by the Department of Justice, Tenant agrees to design and build such structural alterations and to make any other changes to any portion of the building, common area or parking area in which the Premises are located or which are affiliated with the Premises which are necessitated by such structural alterations, so as to comply with the ADA and the accessibility standards. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all liabilities, claims, demands, damages, expenses, fees, fines, penalties, suits, proceedings, actions and causes of action of any and every kind and nature arising or growing out of or in any way connected with any structural alteration of the Premises by Tenant.

  12.  Use of Premises.  The Premises shall be used by Tenant solely for general
       ---------------
office, production, and shipping space directly associated with its business. Tenant agrees that Tenant shall not sell or permit to be kept, used or sold in or about the Premises any articles which may be prohibited by standard form fire insurance policies. Tenant further agrees that Tenant will not use the Premises, or permit the same to be used, for any unlawful, immoral, obnoxious or offensive business or practice.

  13.  Signs.  Tenant shall have the right to construct and maintain a single
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signage monument and related tenant sign upon the Land at its sole cost and
expense.   Provided, however, that Tenant shall first submit to Landlord its plan as to the location and construction of same and obtain Landlord's consent
thereto, which consent shall not be unreasonably withheld.   It is expressly
stated and agreed that Landlord's approval hereunder shall not constitute or be construed as a statement of approval by Lakewood Ranch or applicable governmental or quasi-governmental authorities, it being the requirement hereunder that Tenant shall be responsible for obtaining all such approvals
prior to the commencement of such construction.   Any such signage monument
constructed on the Land shall become the property of Landlord, except that Tenant shall be permitted to remove and retain any removable component thereof which includes Tenant's name. Tenant shall restore the signage monument to its
original condition upon such removal.   Tenant shall not be permitted to affix
any sign or similar structure to the building located upon the Premises.

  14.  Licenses, Fees and Taxes.  Tenant shall pay all state, county, municipal,
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occupational or other licenses, fees and taxes which may be imposed upon the business or occupation of Tenant conducted on or from the Premises and shall pay any tax imposed by the State of Florida on rentals.

  15.  Tenant to Observe Laws, Rules and Regulations.  With the exception of any
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provisions herein to the contrary, Tenant agrees, insofar as applicable to
Tenant's responsibility during the term of this Lease, to promptly observe, comply with and execute at its own cost and expense all present and future laws, rules, requirements, orders, directions, ordinances, and regulations, of any and all governmental authorities or agencies, bureaus, boards or officials, and of any Board of Fire Underwriters relating to the Premises and/or the use thereof by Tenant.

  Tenant, however, may contest, review or appeal from all governmental laws, rules, requirements, orders, directions, ordinances or regulations, provided Tenant shall, prior to contesting the same, notify Landlord in writing of its intention to do so, and shall guarantee to Landlord that its title or other interest in the Premises shall not be divested nor shall there be any seizure, destruction, alteration or other interference with the Premises by any governmental authority, and provided that all such proceedings shall be promptly commenced by Tenant and diligently prosecuted by Tenant at its expense to a speedy and final conclusion.

  In the event Tenant contaminates the Premises or any adjacent property with hazardous waste in connection with its use of the Premises, Tenant agrees to hold harmless and indemnify Landlord, and Landlord's successors and assigns from any and all claims, suits, actions, debts, damages, costs, charges, and expenses, including attorneys' fees, paralegals' fees, legal assistants' fees and costs, and against all liability, losses and damages of any nature whatsoever, that Landlord may at any time sustain by reason of any such contamination.

  16.   Hazardous Waste.  Tenant agrees that the Premises shall not be used for
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the discharge or storage of any Hazardous Substance as defined in any federal, state or local statute, rule, regulation or ordinance. Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, paralegals' fees and legal assistants' fees, costs of any settlement or judgment in claims of any and every kind, whatsoever paid, incurred or suffered by, or served against Landlord by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission or release from the Premises, in connection with Tenant's operations thereon, of any Hazardous Substance, including any such loss or liability arising under the Comprehensive Environmental Response, Compensation and Liability Act, and any similar federal, state or local laws or ordinances. If Tenant receives any notice of: (i) the happening of any material event involving the escape, seepage, leakage, spillage, discharge, emission, release or clean up of any Hazardous Substance on the Premises in connection with Tenant's operations thereon, or (ii) any complaint, order, citation, or material notice with regard to air emission, water discharge or any other environmental health or safety matter affecting Tenant (an "environmental complaint") from any person or entity, Tenant shall immediately notify Landlord orally and in writing of said notice. Any breach of any warranty or representation contained in this paragraph shall be an event of default under the Lease, which, if not cured within thirty (30) days of notice thereof, shall entitle Landlord to exercise any and all remedies provided in the Lease or otherwise provided by law; provided, however, Landlord agrees that if the remedy or such default cannot be reasonably achieved within said thirty (30) day period, then Tenant shall have such further time as is reasonable under the circumstances to effect such remedy provided that Tenant shall notify Landlord within the thirty (30) day curative period of the necessity for additional time and provided further that Tenant shall institute immediate steps to effect such remedy and shall continuously and diligently pursue such remedy to completion.

  17.   Insurance.  At all times subsequent to the commencement date of the term
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of this Lease and during the full term of this Lease, Tenant shall maintain, at its sole cost and expense, the following types of insurance:

  A. Fire and extended coverage multi-peril insurance in an amount equal to 100% of the full replacement cost of Tenant's furniture, fixtures and equipment located on the Premises. Any policy providing such coverage shall contain the so called special coverage all risk endorsement and the full replacement cost endorsement.

  B. General public liability insurance covering claims for personal injury or property damage with limits of at least ONE MILLION DOLLARS ($1,000,000.00) in respect to bodily injury and ONE MILLION DOLLARS ($1,000,000.00) for property damage.

  C. Flood insurance for 100% of the replacement cost of Tenant's property located on the Premises.

  D. Plate glass insurance on the Premises in an amount sufficient to cover the value of the plate glass which is located on the Premises, if any.

  E. Such additional insurance and in such amounts as may be required from time to time by the holder of any mortgage to which this Lease is subordinate.

  All policies of insurance required to be maintained by Tenant shall name Tenant and Landlord as the insureds as their respective interests may appear.
If Landlord so requires, the policies of insurance provided for above shall be payable to the holder of any mortgage, as the interest of such holder may appear, pursuant to a standard mortgagee clause. All such policies shall, to the extent obtainable, provide that any loss shall be payable to Landlord or to the holder of any mortgage notwithstanding any act or omission of Tenant (other than non-payment of premiums) which might otherwise result in forfeiture of such insurance. All such policies shall, to the extent obtainable, contain an agreement by the insurers that such policies shall not be cancelled without at least thirty (30) days prior written notice to Landlord and to the holder of any mortgage to whom loss hereunder may be payable and shall contain a waiver of subrogation rights against Landlord.

  All insurance required to be maintained by Tenant hereunder shall be evidenced to Landlord prior to Tenant's occupancy of the Premises by valid and enforceable certificates of insurance issued by an agent licensed to do business in Florida on behalf of insurers licensed to do business in the State of Florida and of recognized responsibility satisfactory to Landlord. Tenant shall promptly deliver to Landlord the original policies as specified above, within thirty (30) days of the commencement date of this Lease. Tenant shall promptly pay all premiums due thereon and provide to Landlord satisfactory evidence of such payment.

  18.  Destruction by Casualty.  In the event of damage or destruction to the
       -----------------------
Premises by fire or other cause, Landlord shall have the option to repair or restore the same, as the case may be, at Landlord's expense, or to terminate this Lease, returning unearned rental monies to Tenant thereupon, Landlord to notify Tenant of the option selected by Landlord within thirty (30) days after such event; provided, however, that in the event Landlord exercises such option to repair or restore the Premises, the same shall be done within a period of ninety (90) days from the date of such damage or destruction. Landlord shall not be responsible in the event of delay in said repairing or restoring if the same is due to causes beyond Landlord's control. If Landlord exercises the option to repair or restore the Premises, the Premises shall be in character and appearance, equal to the Premises damaged or destroyed. It is further agreed that in the event of such damage or destruction, and the exercise of Landlord's option to repair the same, that this Lease shall continue in full force and effect, but if such damage or destruction shall be of such extent that Tenant cannot conduct business in a regular course on the Premises, then the rent and other payments, if any, which Tenant is obligated to make hereunder, shall abate until the Premises have been fully and completely restored by Landlord and possession thereof delivered to Tenant. Any rent paid in advance shall be proportionately rebated. If Tenant can continue to conduct business in the Premises but is deprived of the use of a part or parts thereof by reason of such damage or destruction, then the rent and other payments, if any, which Tenant is obligated to make hereunder, shall equitably abate in proportion to the rental value of the space which Tenant is unable to use, until the Premises shall have fully and completely been restored by Landlord. In no event shall the rent abate if the damage or destruction is caused by the willful act or negligence of Tenant, its agent, or servants, and Landlord is prejudiced thereby in respect to collection of proceeds from any insurance policies covering the Premises.

  19.  Condemnation.  In the event that any portion of the Premises or all of
       ------------
the Premises are taken under condemnation proceedings, or by sale under threat of condemnation, Tenant shall have no right to any portion of the condemnation award. If the portion of the Premises taken is such that Tenant is not materially affected in the conduct of Tenant's business, then this Lease shall continue in full force and effect with no abatement of rentals to be paid hereunder as though such property was not taken. If, on the other hand, the taking of a portion of the Premises is such as to materially affect the conduct of Tenant's business, then and in that event, Tenant shall have the right to an equitable abatement of rent hereunder. If Landlord and Tenant cannot agree on an equitable rental reduction, then the same shall be referred to a panel of three (3) arbitrators, one of whom is appointed by each party, and the third appointed by the first two arbitrators, who shall meet within ten (10) days of appointment and then and there determine a fair reduced rental, both parties covenanting and agreeing to be bound by the arbitration decision. In the event that the portion or amount of property taken by condemnation or by sale under threat of condemnation is such as to preclude Tenant from effectively conducting Tenant's business, then Tenant shall have the right to cancel and terminate this Lease which said right shall be exercised, if at all, by Tenant so notifying Landlord within fifteen (15) days after the taking or conveyance of the property.

  20.  Entry Upon Premises.  Tenant agrees that Landlord may at any reasonable
       -------------------
time or times during the business hours of Tenant, enter upon the Premises for the purpose of inspecting the same, or to make necessary repairs where Landlord is obligated to make such repairs or where Tenant is delinquent in making repairs it is obligated to make.

  Tenant agrees to permit Landlord and Landlord's agents, one (1) year prior to the expiration of the term hereby granted, to place in one or more conspicuous places upon the exterior of the Premises, signs advertising the Premises "For Sale" and "To Let," provided that said signs shall not obstruct the windows of or entrances to the Premises or otherwise interfere with the operation of Tenant's business.

  Tenant further agrees to allow Landlord to enter upon the Premises at all reasonable times for the purpose of installing or servicing electrical wiring, telephone cables, water and sewer lines, or other similar transmission lines, which cross the Premises for the purpose of rendering service to adjacent property.

  21.  Assignments and Subletting.  Tenant shall not sublet the Premises or
       --------------------------
assign this Lease without the written consent of Landlord.  Landlord agrees not
to withhold such consent unreasonably.   No assignment or
sublease nor acceptance of rent from any assignee or subtenant, nor any other dealings of the Landlord with any assignee or subtenant shall in any manner release Tenant from the payment of rent and the due performance of all the terms, covenants and conditions contained in this Lease.

  In the event of a request by Tenant to Landlord to approve an assignment, Tenant shall reimburse to Landlord the reasonable costs and value of time invested by Landlord in determining the proposed assignee's acceptability, which reimbursement shall be a condition of approval. Such reimbursement shall also include any attorneys' fees, paralegals' fees, legal assistants' fees, court costs and expenses incurred relative to the same. In no event shall such costs for which Tenant shall be responsible exceed the sum of FIVE THOUSAND and NO/100 ($5,000.00) DOLLARS.

  If Tenant shall assign or sublet the Premises, or any part thereof, having first obtained Landlord's consent, at a rent in excess of the rent due and payable by Tenant under the Lease, said excess rent shall be divided equally between Landlord and Tenant after adjustment for all costs and expenses of such sublease or assignment, including any time period that the Premises are vacant
between the occupancy of Tenant and Tenant's subtenant or assignee.   Provided,
however, that Landlord shall not be responsible for any deficiency if Tenant shall assign or sublet the Premises or any part thereof at a rent less than that provided for herein.

  22.  Covenants as to Breach and Remedies.  In addition to default by Tenant in
       -----------------------------------
any of Tenant's promises or covenants hereunder, either, (a) the appointment of a receiver to take possession of all, or substantially all, of Tenant's property, or (b) a general assignment by Tenant for the benefit of creditors, or
(c) any action taken or suffered by Tenant under any insolvency or bankruptcy act, shall also constitute a breach of this Lease by Tenant.

  In the event of breach of this Lease by Tenant, or in the event of abandonment or renunciation of this Lease by Tenant before the expiration of the term hereof, Landlord may:

  A. Treat this Lease as terminated and resume possession of the Premises, having immediate right of reentry, and may remove all persons and property from the Premises, and may store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant; or

  B. Landlord may retake possession of the Premises for the account of Tenant and relet the Premises, or any part thereof, for such term or terms and at such rental and upon such other terms and conditions as Landlord may deem advisable, in which event the rents received by Landlord from reletting shall be applied first to the payment of such expense as Landlord may be put to in reentering, and then to the payment of the rent due and to become due under this Lease, the balance, if any shall be paid over to Tenant, who shall remain liable for any deficiency; or,

  C. Landlord may stand by and do nothing and shall have the right to sue Tenant as each installment of rent matures, or accelerate the balance of installments due and sue for same.

  No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease, unless written notice of such intention be given to Tenant, or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination Landlord may, at any time thereafter, elect to terminate this Lease for any breach, and in addition to any other remedies it may have, it may recover from Tenant all damages that it may incur by reason of such breach including the cost of recovering the Premises.

  In the event Tenant defaults or breaches any of the terms, conditions or promises of Tenant herein contained, and Landlord is put to the necessity of employing an attorney in order to collect any sum or sums of money which may be due by reason of such default, or otherwise take such steps or legal action as may be necessary to enforce such terms, conditions or promises, then Tenant agrees to pay reasonable attorneys' fees, paralegals' fees, legal assistants' fees and court costs and expenses in connection therewith. Any disputes arising under this Lease shall be resolved in accordance with the laws of the State of Florida, and the venue for any legal proceedings hereunder shall be the County of Sarasota.

  TENANT HEREBY EXPRESSLY WAIVES ANY RIGHT WHICH TENANT MAY HAVE UNDER FLORIDA STATUTES 83.20 OR ANY SUCCESSOR OR REPLACEMENT STATUTE OR AMENDMENT OR MODIFICATION THERETO, OR UNDER ANY OTHER LOCAL, STATE OR FEDERAL LAW, ORDINANCE, BY-LAW, RULE OR REGULATION (TO THE EXTENT WAIVABLE) TO RECEIVE ADVANCE NOTICE OF ANY DEFAULT OR ANY OPPORTUNITY TO CURE SAID DEFAULT. TENANT'S RIGHTS IN THE EVENT OF DEFAULT SHALL BE LIMITED TO THE RIGHTS, IF ANY, SET FORTH ON THIS LEASE.

  23.  Performance by Landlord of Tenant's Obligations.  In the event Landlord
       -----------------------------------------------
shall pay or be compelled to pay a sum of money, or to do any act which requires the payment of any money, by reason of the failure of Tenant to perform one or more of the covenants herein contained to be kept and performed by Tenant, then in such event, the sum or sums so paid by Landlord, together with all interest, expense or obligations incurred by Landlord, shall be considered as additional rent and shall be added to the rent becoming due for the next month and shall be collectible in the same manner and with the same remedies as
if they had been rents originally reserved.   Landlord agrees not to pay any sum
of money or to do any act which requires payment of any sum of money for which under the provisions of this numbered paragraph it would be entitled to be reimbursed by Tenant, unless it shall have first given fifteen (15) days notice of its intention so to do and Tenant shall have failed during such period to make payment of such sum or sums as shall be payable hereunder, or to do such act or acts which under the terms of this Lease it is required to do.

  24.  Surrender.  The voluntary or other surrender of this Lease by Tenant or a
       ---------
mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or, at the option of Landlord, may operate as an assignment to it of any or all such subleases or subtenancies.

  25.  Notices.  All notices to be given to Tenant shall be given in writing,
       -------
personally, or by depositing the same in the United States Mails, certified or registered, return receipt requested, postage prepaid and addressed to Tenant at
the Premises.   Notices to be given to Landlord shall be given in a like manner and addressed to Landlord at: John A. Moran, Esq., Dunlap & Moran, P.A., 22
                              ---------------------------------------------
South Links Avenue, Suite 300, Sarasota, FL  34236, or such other address as
--------------------------------------------------
Landlord shall hereafter designate in writing. Notice shall be deemed effective upon receipt if given by personal delivery or three (3) days after deposit in the mail, if mailed.

  26.  Subordination.  This Lease shall be subject and subordinate at all times
       -------------
to the lien of any mortgage or mortgages, now encumbering the Premises, or which Landlord may at any time place against the Premises. Tenant agrees to execute such documents as may be requested by any mortgagee to evidence the subordination contained herein; provided, however, that as a condition of such subordination, the holder of such mortgage shall be required to agree with Tenant that, notwithstanding the foreclosure of such mortgage, Tenant's occupancy of the Premises shall not be disturbed so long as Tenant is not in default hereunder and attorns to such Mortgagee and agrees to perform all obligations owed to Landlord hereunder for the benefit of such Mortgagee.

  27.  Waiver.  In the event Landlord does not insist on a strict performance of
       ------
any of the terms and conditions hereof, such shall not be deemed a waiver of the rights or remedies that Landlord shall have to insist upon strict performance of any such terms or conditions in the future or any other conditions and terms of this Lease.

  28.  Successors and Assigns.  The conditions and covenants herein contained
       ----------------------
shall apply to and bind the heirs, successors, personal representatives and assigns, where allowed, of the parties hereto.

  29.  Invalidity of any Provisions.  If any term, covenant, condition or
       ----------------------------
provision of this Lease shall be held to any extent to be invalid or unenforceable under applicable law, the remaining terms, covenants, conditions and provisions of this Lease shall not be affected thereby but shall remain in full force and effect.

  30.  Required Statement.  Florida Statutes (S)404.056(8) requires the
       ------------------
following statement to be included in this Lease: RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may obtained from your county public health unit.

  31.  Waiver of Jury Trial.  Landlord and Tenant hereby waive trial by jury in
       --------------------
any action, proceeding or counterclaim brought by either of them against the other or any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, and/or claim of injury or damage.

  32.  Relationship of the Parties.  Nothing herein contained shall be deemed or
       ---------------------------
construed as creating the relationship of principal and agent or of partnership or joint venture between Landlord and Tenant; it being understood and agreed that neither the method of computing rent nor any other provision contained herein nor any acts of Landlord and Tenant shall be deemed to create any relationship between the parties other than that of Landlord and Tenant.

  33.  Option to Renew.  Provided and on condition that this Lease is not
       ---------------
previously cancelled by either party, as in this Lease provided, by operation of law or otherwise, and that Tenant has during the whole of the term herein provided, complied with and performed all the covenants and conditions in this Lease, on Tenant's part to be performed, then Tenant shall have the option to renew this Lease for a further term of five (5) years on all of the same terms and conditions contained in this Lease. Provided, however, that the rental during the first year of the renewal term shall be adjusted from the prior year's rental in accordance with the rental adjustment provisions set forth in paragraph 4 herein; and provided further that the rental for each subsequent year in the renewal term shall be subject to the same rental adjustment provisions. Tenant, in order to exercise the above option to renew, shall give to Landlord or Landlord's successors and assigns, written notice of the taking up and exercising of said option, on or before one (1) year prior to the expiration of the original Lease term.

  34.  Option to Purchase.  Tenant shall have the right as hereinafter provided
       ------------------
to purchase Premises by giving Landlord notice in writing of its election to do so according to the following terms and conditions:

         (a) If Tenant desires to have an Option to Purchase as hereinafter provided, then Tenant shall pay to Landlord on or before the second anniversary of the commencement date of the Lease Term the sum of ONE HUNDRED AND FIFTY THOUSAND AND NO/100 DOLLARS ($150,000.00), which payment shall entitle Tenant to have the Option to Purchase as provided below. Said payment is consideration for such Option to Purchase and shall not form any part of the purchase price should Tenant exercise this Option. Tenant's Option to Purchase shall not be assignable;

         (b) Option may be exercised by Tenant after the sixth (6th) anniversary of the commencement date of the Lease by delivering written notice of said election to Landlord within thirty (30) days of said anniversary and by full performance hereunder pursuant to the terms and conditions hereinafter stated;

         (c) Written notice of the exercise of this option shall be delivered to Landlord within the aforementioned thirty (30) day period and shall be accompanied by the deposit of the purchase price in the amount of ten percent (10%) thereof;

         (d) The purchase price shall be determined as follows. Tenant shall obtain at its sole cost and expense an appraisal of the fair market value of the Premises prepared by a licensed commercial appraiser and submit same to Landlord within the aforementioned thirty (30) day period. Landlord may either approve or disapprove the valuation of the Premises set forth in said appraisal. If Landlord approves the valuation set forth in said appraisal, then the purchase price shall be equal to 110% of said valuation. If Landlord disapproves the valuation set forth in said appraisal, then Landlord shall obtain a second appraisal at Tenant's sole cost and expense from an appraiser designated by Landlord. In the event that the difference between the two valuations is no more than five percent (5%) of the greater of the two valuations, then the purchase price of the Premises shall be equal to 110% of the average of the two valuations. In the event that the difference between the two valuations is more than five percent (5%) of the greater of the two valuations, then Landlord may elect to either fix the purchase price at 110% of the average of the two valuations or obtain a third appraisal at Tenant's sole cost and expense from an appraiser mutually agreed upon by the first two appraisers. In the event that Landlord elects to obtain a third appraisal, then the purchase price of the Premises shall be equal to 110% of the third appraiser's valuation or 110% of the average of the two highest appraisals, whichever is greater;

         (e) Within ten (10) days after the purchase price is fixed according to the preceding paragraph, Landlord shall deliver to Tenant, at Tenant's expense, a title insurance commitment issued by Dunlap & Moran, P.A., as agent for any title insurer licensed in Florida. Said title insurance commitment shall insure that Landlord is vested with a fee simple merchantable title to the Premises free and clear of all encumbrances except those which may be satisfied by application of the purchase proceeds and except for valid easements, restrictions, and reservations of record which will not interfere with Tenant's proposed use of the Premises. Tenant shall have twenty (20) days within which to examine and approve said title insurance commitment, and in the event of defects in title being revealed and Landlord being notified thereof within said twenty
(20) day period, Landlord shall have a reasonable time not to exceed ninety (90) days to cure the same. If such defects are not cured within said period of time, Tenant shall have the right to terminate the purchase agreement and shall be entitled to a return of the deposit monies or to accept title in its then condition with no abatement of the purchase price, which said alternatives shall be Tenant's exclusive remedies;

         (f) Closing on the purchase of the premises under this option shall take place no later than forty-five (45) days after the delivery of notice of exercise thereof. At the closing, Landlord shall convey title to Tenant by a good and sufficient warranty deed subject only to those matters permitted pursuant to sub-paragraph (d) above, and Tenant shall deliver the purchase money considerations mentioned in sub-paragraph (c ) above. Tenant shall pay for the documentary stamps on said deed and all costs of recording.

  Tenant is hereby granted a right of first refusal during the first five (5) years of the Lease term. Said right of first refusal shall afford Tenant the right to purchase the Premises on the same exact terms and conditions which have been offered to Landlord and which have been determined to be acceptable by Landlord. In the event that Tenant declines to exercise this right of first refusal, then the aforementioned option rights shall terminate, and Landlord's conveyance of the Premises shall be subject to this Lease excepting therefrom all terms and provisions relating to said option rights.

  35. Broker. Tenant hereby represents to Landlord that Tenant has not dealt
      ------
with,directly or indirectly, any broker relative to this transaction. In the event that Landlord is held responsible for a brokerage commission by any party who establishes by court action a right to such commission arising out of dealings with Tenant, then Tenant agrees to save and hold Landlord harmless therefor, and to indemnify Landlord as to any such loss including Landlord's costs in defense of such action.

  36.  Guaranty of Performance.  For valuable consideration, the undersigned
       -----------------------
"Guarantor" irrevocably and unconditionally guaranties to Landlord the full, faithful, and punctual performance by Tenant of all of Tenant's covenants and agreements contained in this Lease, or any extensions or renewals thereof, and agrees that any extensions, postponements, either of payment or enforcement, waivers, releases of any rights against any party, or releases of any security shall not affect Guarantor's absolute and unconditional liability hereunder. Demand, notice of default or of nonpayment, and all suretyship defenses whatsoever are hereby waived. Provided, however, that Guarantor's liability hereunder shall terminate upon satisfaction of the following two (2) conditions:

         (a) Complete performance hereunder by Tenant without an instance of default for the first twelve (12) months of the Lease Term;

         (b) Delivery to Landlord of CPA prepared financial statements indicating that Tenant's net worth is no less than TEN MILLION DOLLARS ($10,000,000.00).

  Upon the satisfaction of the above referenced conditions, Landlord shall deliver to Tenant a written statement of such satisfaction and the cancellation of Tenant's guarantee obligations hereunder.

  The parties hereto have executed this Lease the date indicated.


WITNESSES:
                                         SPEEDCOM WIRELESS CORPORATION, A
                                         Delaware corporation

_____________________________               By:___________________________
Print Name:___________________              Print Name:___________________
                                            As Its:_______________________
_____________________________
Print Name:___________________                           "TENANT"

Dated this _____ day of _______________________, 2000.


WITNESSES:

_____________________________                By:___________________________
Print Name:___________________                  Michael McKinney, Individually

_____________________________
Print Name:___________________           "GUARANTOR"

Dated this _____ day of _______________________, 2000.


WITNESSES:
                                         LAKEWOOD RANCH PROPERTIES, L.L.C., A
                                         Florida Limited Liability Company

_____________________________            By:___________________________
Print Name:___________________           Print Name:___________________
  As Its Managing Partner
_____________________________
Print Name:___________________           "LANDLORD"


Dated this _____ day of November, 2000.